Exhibit 32.1

                       Certification Pursuant to 18 U.S.C.
                        Section 1350, As Adopted Pursuant
                      To Section 906 of the Sarbanes-Oxley
                                   Act of 2002

      In connection with the Quarterly Report of Castelle (the "Company") on Form 10-Q/A for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott C. McDonald, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


              /s/ Scott C. McDonald
      Name:   Scott C. McDonald
      Title:  Chief Executive Officer

      Date:   May 4, 2005

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be filed by Castelle for purposes of Section 18 of the Securities Exchange Act of 1934. A signed original of this written statement required by Section 906 has been provided to Castelle and will be retained by Castelle and furnished to the Securities and Exchange Commission or its staff upon request.


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